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                MPOWER HOLDING REPORTS FIRST QUARTER 2003 RESULTS


ROCHESTER, NY - MAY 8, 2003 - Mpower Holding Corporation (NASD OTC: MPOW), the parent company of Mpower Communications Corp., a provider of broadband high-speed Internet access and telephone services to business customers, today announced results of its operations for the first quarter ended March 31, 2003.

Mpower's continuing business operations provide facilities-based telecommunications services to customers in the Los Angeles, San Diego, Las Vegas, Northern California and Chicago markets. On April 8, 2003, Mpower completed the last of three transactions for its markets in Florida, Georgia, Ohio, Michigan and Texas. In connection with these transactions, generally accepted accounting principles ("GAAP") require Mpower to present the results of operations associated with these markets as discontinued operations.

"During the first quarter we closed three transactions, eliminated the remaining long-term debt from our balance sheet and produced first quarter results that were in-line with management's expectations. We are especially pleased with the progress we have made in reducing our cost structure and closing our EBITDA gap over the past year," stated Mpower Communications Chairman and Chief Executive Officer Rolla P. Huff. "We are on track with our expectations to be EBITDA positive during the third quarter of this year and for our EBITDA to exceed our capital expenditures and capitalized lease payments by the end of this year."

As of May 7, 2003, Mpower's cash balance was approximately $23 million. Additionally, the company has $5.3 million in escrow associated with its three completed transactions, of which it expects to receive approximately $4.0 million in May and the balance before the end of October.

Mpower's revenue from continuing operations was $36.7 million in the first quarter 2003, down slightly from the $38.0 million in revenue from continuing operations reported in the fourth quarter of 2002, and a 7% increase over the $34.5 million in revenue from continuing operations in the first quarter of 2002.

Core customer revenue, or revenue from the sale of data and telephone services, grew to $32.1 million in the quarter, a 2% increase over core customer revenue in the fourth quarter of 2002 and a 25% increase over the year-ago quarter. Core customer revenue represented 87% of the company's revenue this quarter, with switched access accounting for the remaining 13% of quarterly revenue.

Gross margin from continuing operations was $14.6 million or 40% of revenue in the first quarter 2003. Mpower's gross margin in this quarter includes a one-time non-recurring $1.3 million charge to Cost of Operating Revenue to reflect the settlement of an access charge dispute with respect to a single customer contract for international long distance services. Excluding that non-recurring item, the company's gross margin in the first quarter would have been $15.9 million or 43% of revenue, and in line with its expectations.

Mpower's selling, general and administrative (SG&A) costs from continuing operations were reduced by 9% from the fourth quarter of 2002 to $21.1 million in the first quarter of 2003. Compared to the $28.6 million reported in the first quarter of 2002, the company's SG&A costs have declined by 26% on an annual basis.


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The company's EBITDA loss from continuing operations in the first quarter of
2003 was $6.5 million, a 62% annual improvement over the first quarter of 2002. EBITDA represents earnings before interest, taxes, depreciation, amortization and other non-operating items, and excludes network optimization costs and stock-based compensation. Excluding the one-time item discussed above, the company's EBITDA loss would have been $5.2 million, representing a 70% improvement over the year-ago quarter.

Mpower's loss from continuing operations was $10.9 million in the first quarter of 2003, a 78% improvement over the $48.6 million loss reported in the first quarter of 2002. The company's loss per share before discontinued operations was $0.17. The net loss applicable to common stockholders for the first quarter of 2003 was $15.2 million, an 80% improvement over the $77.4 million net loss reported in the first quarter of 2002. The company's net loss per share applicable to common stockholders including discontinued operations was $0.23 for the first quarter of this year.

Mpower ended the first quarter of 2003 with $12.4 million in unrestricted cash. The company's capital expenditures were $2.1 million for the quarter.

CONFERENCE CALL TO DISCUSS FIRST QUARTER RESULTS

Mpower will host a conference call today to discuss its first quarter financial and operating results. The call is open to the public. The dial-in and replay information for the call are as follows:

DATE:             Thursday, May 8, 2003
TIME:             10:00 a.m. (Eastern time)
DIAL-IN NUMBER:   877-825-5811
REPLAY NUMBER:    877-519-4471, PIN #3918725
                  Available 5/8 through 5/11/03


DETAILED FINANCIAL INFORMATION(1)

                                                       UNAUDITED
                                                      QUARTER ENDED
AMOUNTS IN $ THOUSANDS              31-MAR-03           31-DEC-02            31-MAR-02
                                    --------            --------            --------
Core Customer Revenue               $ 32,060            $ 31,311            $ 25,670
Switched Access Revenue             $  4,678            $  6,642            $  8,788
                                    --------            --------            --------
Operating Revenues                  $ 36,738            $ 37,953            $ 34,458

Cost of Operating Revenues          $ 22,128            $ 20,131            $ 23,143

Gross Margin                        $ 14,610            $ 17,822            $ 11,315
Gross Margin (%)                        39.8%               47.0%               32.8%

SG&A                                $ 21,128            $ 23,260            $ 28,616

EBITDA from Continuing              $ (6,518)           $ (5,438)           $$17,301)
Operations
EBITDA (%)                            -17.7%              -14.3%              -50.2%


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

                                                         UNAUDITED
                                                       QUARTER ENDED
AMOUNTS IN $ THOUSANDS                      31-MAR-03   31-DEC-02  31-MAR-02
                                            ---------   ---------  ---------
RECONCILIATION TO GAAP
EBITDA                                       $ (6,518)    $(5,438) $ (17,301)
Depreciation and amortization                $ (4,303)    $(4,998) $ (12,067)
Network optimization costs                   $     (0)    $ 6,390  $ (19,000)
Stock-based compensation                     $    (62)    $   (68) $    (201)
                                             --------     -------  ---------
Loss from Continuing Operations (GAAP)       $(10,883)    $(4,114)  $(48,569)


                                                                        UNAUDITED
AMOUNTS IN $ THOUSANDS                                                QUARTER ENDED
(EXCEPT  SHARE AND PER SHARE AMOUNTS)               31-MAR-03            31-DEC-02          31-MAR-02
                                                   ------------        ------------        ------------
Loss from Continuing Operations                    $    (10,883)       $     (4,114)       $    (48,569)
(Loss) Gain  on Sale of Assets, net                $        (95)       $       (473)       $      4,234
(Loss) Gain on discharge of debt                   $       (102)       $     35,030        $          0
Interest Income                                    $         50        $        371        $      1,770
Interest Expense                                   $       (139)       $     (1,315)       $    (14,195)
                                                   ------------        ------------        ------------
(Loss) Income before Discontinued Operations       $    (11,169)       $     29,499        $    (56,760)
Loss from Discontinued Operations                  $     (3,981)       $    (29,117)       $    (16,964)
                                                   ------------        ------------        ------------
Net (Loss) Income                                  $    (15,150)       $        382        $    (73,724)
Accrued Preferred Stock Dividend                   $          0        $          0        $     (3,634)
                                                   ------------        ------------        ------------
Net (Loss) Income Applicable to Common             $    (15,150)       $        382        $    (77,358)
Stockholders
Basic and Diluted (Loss) Income per Share
Applicable to Common Stockholders:
   (Loss) Income Before Discontinued               $      (0.17)       $       0.45        $      (1.01)
                                                   ------------        ------------        ------------
  Operations
  (Loss) Income Applicable to Discontinued         $      (0.06)       $      (0.44)       $      (0.29)
                                                   ------------        ------------        ------------
  Operations
  Net (Loss) Income                                $      (0.23)       $       0.01        $      (1.30)
                                                   ------------        ------------        ------------
Basic Weighted Average Shares Outstanding            64,999,025          64,999,025          59,453,529
                                                   ------------        ------------        ------------
Diluted Weighted Average Shares Outstanding          64,999,025          65,247,708          59,453,529
                                                   ------------        ------------        ------------


(1) As a result of Mpower's completion of its recapitalization plan effective on July 30, 2002, financial statements for the quarter ended March 31, 2002 are for "Predecessor Mpower." Quarterly data for the quarter ended March 31, 2003 and December 31, 2002 are reported as "Reorganized Mpower."


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OTHER FINANCIAL AND OPERATING MEASURES

                                                                        UNAUDITED
                                                                      QUARTER ENDED
AMOUNTS IN $ THOUSANDS                                 31-MAR-03        31-DEC-02         31-MAR-02
                                                       ---------        ---------         ---------
Unrestricted Cash Balance                              $ 12,398          $ 10,773          $104,941
Current Maturities of Long-term Debt                   $  1,626          $  4,638          $  7,636
and Capitalized Leases
Line of Credit                                         $  3,918          $      0          $      0
Other Long-term Debt and Capitalized                   $    237          $    371          $    420
Leases

ACTUAL AMOUNTS
Total Lines in Service
                                                        265,648           269,849           278,946

USE OF NON-GAAP FINANCIAL INFORMATION

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of Mpower's use of a non-GAAP financial measure, EBITDA, to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure and a reconciliation of the two measures. We believe the nearest comparable GAAP measure to EBITDA is Loss from Continuing Operations and we have presented a reconciliation of the two measures for each of the periods presented above. The non-GAAP measure we utilize (EBITDA) provides an enhancement to an overall understanding of our past financial performance and our prospects for the future as well as useful information to investors because of (i) the historical use by Mpower of EBITDA as both a performance measurement and a measurement of liquidity; (ii) the value of EBITDA as a measure of performance before gains, losses or other charges considered to be outside the company's core business operating results; and
(iii) the use of the EBITDA by almost all companies in the CLEC sector as a measurement of both performance and liquidity. We have excluded from our presentation of EBITDA network optimization costs (which are costs resulting principally from the closure of certain of our markets), and stock-based compensation expenses (which are costs related to stock options issued with an exercise price below fair market value) because we do not believe that including such costs in EBITDA provides investors with an appropriate measure of determining Mpower's performance in its core business. Mpower's utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for Loss from Continuing Operations, net loss, cash flow and other measures of financial performance prepared in accordance with GAAP. EBITDA is not a GAAP measurement and Mpower's use of it may not be comparable to similarly titled measures employed by other companies in the telecommunications industry.

ABOUT MPOWER HOLDING CORPORATION

Mpower Holding Corporation (NASD OTC: MPOW) is the parent company of Mpower Communications, a facilities-based broadband communications provider offering a full range of data, telephony, Internet access and Web hosting services for small and medium-size business customers. A copy of this press release and further information about the company can be found at www.mpowercom.com.


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FORWARD-LOOKING STATEMENTS

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Mpower Holding Corporation cautions investors that certain statements contained in this press release that state management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Management wishes to caution the reader these forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties including, but not limited to, receipt of all remaining payments from the previously announced asset sales, future sales growth, market acceptance of our product offerings, our ability to secure adequate financing or equity capital to fund our operations, network expansion, our ability to manage growth and maintain a high level of customer service, the performance of our network and equipment, our ability to enter into strategic alliances or transactions, the cooperation of incumbent local exchange carriers in provisioning lines and interconnecting our equipment, regulatory approval processes, changes in technology, price competition and other market conditions and risks detailed from time to time in our Securities and Exchange Commission filings. The company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.

CONTACTS

Investor Relations Inquiries:       Media Inquiries:
Gregg Clevenger                     Michele Sadwick
Chief Financial Officer             Vice President
(585) 218-6547                      (585) 218-6542
invest@mpowercom.com                msadwick@mpowercom.com